UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote at the Company’s 2019 Annual Meeting of Shareholders held on February 5, 2019 are as follows:

Proposal 1: The three Directors named in the Proxy Statement were elected by the shareholders, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
C. A. H. Boersig	415,519,559	27,181,138	108,203,577
J. B. Bolten	425,488,033	17,212,664	108,203,577
L. M. Lee	438,192,638	4,508,058	108,203,577

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified by the shareholders, by the votes set forth below:

For	Against	Abstain
536,107,551	13,613,709	1,183,014

Proposal 3: The Company’s executive compensation, as described in the Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth below:

For	Against	Abstain	Broker Non-Votes
421,583,641	17,614,985	3,502,071	108,203,577

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary